EXHIBIT 10.23

EMPLOYMENT AGREEMENT

AGREEMENT made as of June 15, 2007 between ZYGO CORPORATION, a Delaware corporation with an office at Laurel Brook Road, Middlefield, Connecticut 06455 (the “Company”), and WALTER A. SHEPHARD, residing at 26 Harbor View Drive, Essex, Connecticut 06426 (the “Executive”).

WITNESSETH

WHEREAS, the Company desires that Executive be employed to serve in a senior executive capacity with the Company, and Executive desires to be so employed by the Company upon the terms and conditions herein set forth.

NOW, THEREFORE, in consideration of the premises and of the mutual promises, representations and covenants herein contained, the parties hereto agree as follows:

     1.      EMPLOYMENT

The Executive has served as the Vice President, Finance, Chief Financial Officer and Treasurer since February 2004, reporting to the Chief Executive Officer of the Company and the Company desires to continue to employ Executive and Executive desires to continue such employment, subject to the terms and conditions herein set forth.

     2.      TERM

The initial term of employment under this Agreement shall begin on the effective date of this Agreement (the “Employment Date”), and shall continue for a period of one year from that date, subject to prior termination in accordance with the terms hereof. Thereafter, this Agreement shall automatically be renewed for successive one year terms, subject to prior termination in accordance with the terms hereof, unless either party shall give the other thirty (30) days prior written notice of its or his intent not to renew this Agreement. The initial one- year term together with all such additional one-year period(s) of employment, if any, are collectively referred to herein as the “term” of this Agreement.

     3.      COMPENSATION

As compensation for the employment services to be rendered by Executive hereunder, the Company agrees to pay, or cause to be paid, to Executive, and Executive agrees to accept, payable in equal installments in accordance with Company practice, an annual salary which shall in no event be less than $244,200, or such higher amount as the Board of Directors may determine from time to time. In addition, Executive shall be entitled to additional contingent compensation from time to time in accordance with the terms of the Company’s Management Incentive Plan applicable to Executive (“MIP”), as the same may be amended from time to time by the Compensation Committee of the Board. (The MIP could potentially be worth a maximum of fifty percent (50%) of Executive’s base pay at target with an upside potential if all goals are achieved. This bonus is based upon the achievement of corporate and individual goals established prior to the start of each fiscal year, which begins on July 1 of each year.)

     4.      EXPENSES

The Company shall pay or reimburse Executive, upon presentment of suitable vouchers, for all reasonable business and travel expenses which may be incurred or paid by Executive in connection with his employment hereunder. Executive shall comply with such restrictions and shall keep such records as the Company may deem necessary to meet the requirements of the Internal Revenue Code of 1986, as amended from time to time, and regulations promulgated thereunder.

     5.      AUTOMOBILE

The Company shall, during the term of Executive’s employment hereunder, provide Executive with a monthly automobile allowance in the amount of $900 and a mileage reimbursement of $.10 per mile for Company use of an automobile. This car allowance is considered taxable income and therefore will have regular payroll taxes deducted.

     6.      INSURANCE AND OTHER BENEFITS

Executive shall be entitled to such vacations and to participate in and receive any other benefits customarily provided by the Company (including, but not limited to, a 401(k) plan, an employee stock purchase plan (sometimes referred to as the “Zygo Shares Plan”), a Section 125(c) pre-tax insurance premium and health/dependent care reimbursement program, profit sharing, health insurance, dental coverage, life insurance, AD&D, short and long-term disability, tuition reimbursement program, and travel accident insurance in accordance with the terms of such plans) and including stock options, restricted shares, all as determined from time to time by the Board of Directors of the Company. Unused annual vacations may be carried over to the extent permitted by Company policy.

     7.      CHANGE IN CONTROL

     (a) Definition. A “Change in Control” shall mean the occurrence of any of the following events:

          (i) The Company is merged with or consolidated with another corporation in a transaction in which (x) the Company is not the surviving corporation, and (y) the Company’s stockholders immediately prior to such transaction do not own at least 70% of the outstanding voting securities of the surviving corporation immediately following the transaction; or

          (ii) Any person or entity or affiliated group of persons or entities becomes the holder of more than 51% of the Company’s outstanding shares of Common Stock.

Payments. If a Change in Control occurs during the term of the Executive’s Employment pursuant to this Agreement then, if Executive resigns or is terminated for other than “justifiable cause” (as defined in Section 11(d) hereof) for any reason within one year after the Change in Control, the Company shall (a) continue existing health insurance and dental coverage, provided that should the Executive elects COBRA and fulfills his obligations to make payments as required, the Company will contribute toward the premium for continued health and dental insurance coverage for the Executive at the rate the Company contributes for active employees for either the period for which the Executive receives severance payments or until the Executive elects another health and dental insurance policy, b) continue the Executive’s salary for a one year period; provided, however that during the applicable period in which benefits are being paid by the Company, Executive agrees to maintain a consulting relationship with the Company which shall not interfere with other obligations of the Executive (c) pay the Executive a pro-rated bonus (based on the target bonus amount for the fiscal year in which the change of control occurs providing Executive is still employed 90 days after the change of control).

8.      DUTIES

(a) Executive shall perform such duties and functions as the President and Chief Executive Officer and Board of Directors of the Company shall from time to time determine and Executive shall comply in the performance of his duties with the policies of, and be subject to, the direction of the President and Chief Executive Officer and the Board of Directors.

(b) Executive agrees to devote substantially all his working time, attention and energies to the performance of the business of the Company and of any of its subsidiaries by which he may be employed; and Executive shall not, directly or indirectly, alone or as a member of any partnership or other organization, or as an officer, director or employee of any other corporation, partnership or other organization, be actively engaged in or concerned with any other duties or pursuits which interfere with the performance of his duties hereunder, or which, even if non- interfering, may be inimical, or contrary, to the best interests of the Company, except those duties or pursuits specifically authorized by the Board of Directors.

(c) All fees, compensation or commissions for personal services (excluding existing fees, if any, that Executive is receiving from present Board of Director positions) received by Executive during the term of this Agreement shall be paid to the Company when received by Executive, except those fees that the Board of Directors determines may be kept by Executive. Executive will obtain the approval of the Board of Directors before accepting any director positions. This provision shall not be construed to prevent Executive from investing or trading in non-conflicting investments as he sees fit for his own account, including real estate, stocks, bonds, securities, commodities or other forms of investments.

     9.  TERMINATION OF EMPLOYMENT; EFFECT OF TERMINATION

(a)  Executive’s employment hereunder may be terminated at any time upon written notice from the Company to Executive,

(i) upon the determination by the Board of Directors that Executive’s performance of his duties has not been fully satisfactory for any reason which would not constitute ‘justifiable cause” (as hereinafter defined) upon five (5) days’ prior written notice to Executive.

(b) Executive’s employment shall terminate upon:

(i) the death of the Executive;
(ii) the “disability” of Executive (as hereinafter defined pursuant to subsection (c) herein); and the determination by the Board of Directors that ‘justifiable cause” exists therefor.

(c) For the purposes of this Agreement, the term “disability” shall mean the inability of Executive, due to illness, accident or any other physical or mental incapacity, to perform the essential functions of his job, with or without a reasonable accommodation, for a period of three (3) consecutive months or for a total of six (6) months (whether or not consecutive) in any twelve (12) month period during the term of this Agreement.

(d) For the purposes hereof, the term “justifiable cause” shall mean and be limited to: any willful breach by Executive of the performance of any of his duties pursuant to this Agreement; Executive’s conviction (which, through lapse of time or otherwise, is not subject to appeal) of any crime or offense involving money or other property of the Company or its subsidiaries or which constitutes a felony in the jurisdiction involved; Executive’s performance of any act or his failure to act, for which if he were prosecuted and convicted, a crime or offense involving money or property of the Company or its subsidiaries, or which constitutes a felony in the jurisdiction involved, would have occurred; any disclosure by Executive to any person, firm or corporation other than the Company, its subsidiaries and its and their directors, officers and employees, of any confidential information or trade secret of the Company or any of its subsidiaries; any attempt by Executive to secure any personal profit in connection with the business of the Company or any of its subsidiaries; and the engaging by Executive in any business other than the business of the Company and its subsidiaries which interferes with the performance of his duties hereunder

(e) If Executive shall die during the term of his employment hereunder, this Agreement shall terminate immediately. In such event, the estate of Executive shall thereupon be entitled to receive such portion of Executive’s annual salary as has been accrued but remains unpaid through the date of his death.

(f) Upon Executive’s “disability”, the Company shall have the right to terminate Executive’s employment. Notwithstanding any inability to perform his duties, Executive shall be entitled to receive his compensation as provided herein until the termination of his employment for disability. Any termination pursuant to this subsection (f) shall be effective on the date 30 days after which Executive shall have received written notice of the Company’s rightful election to terminate.

(g) Notwithstanding any provision to the contrary contained herein, in the event that Executive’s employment is terminated by the Company at any time for any reason other than justifiable cause, disability or death, the Company shall (i) pay Executive’s salary (payable in such amount and in such manner as set forth in Section 3 herein) from and after the date of such termination through a period ending one (1) year after the date of termination, which amount shall be in lieu of any and all other payments due and owing to Executive under the terms this Agreement (other than any payments contemplated by Sections 8(b) and 11(e), as applicable).

(h) Upon the termination of Executive’s employment hereunder for “justifiable cause,” this Agreement shall terminate immediately.

    10.     REPRESENTATIONS AND AGREEMENTS OF EXECUTIVE

(a) Executive represents and warrants that he is free to enter into this Agreement and to perform the duties required hereunder, and that there are no employment contracts or understandings, restrictive covenants or other restrictions, whether written or oral, preventing the performance of his duties hereunder. Executive agrees to execute the form of Non-Solicitation Agreement in the form of Exhibit A hereto, and the Certifications concerning the Revised Statement of Company Policy Regarding Insider Information and Stock Trading by Company Personnel, a copy of which is annexed hereto as Exhibit B. Executive further represents and warrants that he will comply with the Zygo Code of Business Conduct and Ethics and that he is in full compliance with all existing agreements, if any, between himself and the Company.

(b) Executive agrees to submit to a medical examination and to cooperate and supply such other information and documents as may be required by any insurance company in connection with the Company’s obtaining life insurance on the life of Executive, and any other type of insurance or fringe benefit as the Company shall determine from time to time to obtain.

    11.     NON-COMPETITION

(a) Executive agrees that during his employment by the Company (which shall be deemed to include the period in which Executive is receiving any severance payments set forth in Section 10(g) hereto), and for a period of one (1) year after the termination of Executive’s employment hereunder (or, if applicable, after the final severance payment) (the “Non-Competitive Period”), Executive shall not, directly or indirectly, as owner, partner, joint venturer, stockholder, employee, broker, agent, principal, trustee, corporate officer, director, licensor, or in any capacity whatsoever engage in, become financially interested in, be employed by, render any consultation or business advice with respect to, or have any connection with, any business engaged in the research, development, testing, design, manufacture, sale, lease, marketing, utilization or exploitation of any products or services which are designed for the same purpose as, are similar to, or are otherwise competitive with, products or services of the Company or any of its subsidiaries, in any geographic area where, at the time of the termination of his employment hereunder, the business of the Company or any of its subsidiaries was being conducted or was proposed to be conducted in any manner whatsoever; provided, however, that Executive may own any securities of any corporation which is engaged in such business and is publicly owned and traded but in an amount not to exceed at any one time one percent (1%) of any class of stock or securities of such corporation. In addition, Executive shall not, directly or indirectly, during the Non-Competitive Period, request or cause contracting parties, suppliers or customers with whom the Company or any of its subsidiaries has a business relationship to cancel or terminate any such business relationship with the Company or any of its subsidiaries or solicit, interfere with or entice from the Company any employee (or former employee) of the Company.

(b) Executive acknowledges that the Company conducts business on a world-wide basis, that its sales and marketing prospects are for continued expansion into world markets and that, therefore, the territorial and time limitations set forth in this Section 12 are reasonable and properly required for the adequate protection of the business of the Company and its subsidiaries. In the event any such territorial or time limitation is deemed to be unreasonable by a court of competent jurisdiction, Executive agrees to the reduction of the territorial or time limitation to the area or period which such court deems reasonable.

(c) If any portion of the restrictions set forth in this Section 12 should, for any reason whatsoever, be declared invalid by a court of competent jurisdiction, the validity or enforceability of the remainder of such restrictions shall not thereby be adversely affected.

    12.     NON-DISCLOSURE AND INVENTIONS AND DISCOVERIES AGREEMENT

Executive will execute the form of Zygo Corporation Non-Disclosure and Assignment of Inventions Agreement USA” in the form of Exhibit C hereto.

    13.     RIGHT TO INJUNCTION

Executive recognizes that the services to be rendered by him hereunder are of a special, unique, unusual, extraordinary and intellectual character involving skill of the highest order and giving them peculiar value the loss of which cannot be adequately compensated for in damages. In the event of a breach of this Agreement by Executive, the Company shall be entitled to injunctive relief or any other legal or equitable remedies. Executive agrees that the Company may recover by appropriate action the amount of the actual damage caused the Company by any failure, refusal or neglect of Executive to perform his agreements, representations and warranties herein contained. The remedies provided in this Agreement shall be deemed cumulative and the exercise of one shall not preclude the exercise of any other remedy at law or in equity for the same event or any other event.

    14.     AMENDMENT OR ALTERATION

No amendment or alteration of the terms of this Agreement shall be valid unless made in writing and signed by both of the parties hereto.

    15.     GOVERNING LAW

This Agreement shall be governed by the laws of the State of Connecticut applicable to agreements made and to be performed therein.

    16.     SEVERABILITY

The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect.

    17.     NOTICES

Any notices required or permitted to be given hereunder shall be sufficient if in writing, and if delivered by hand, or sent by certified mail, return receipt requested, to the addresses set forth above or such other address as either party may from time to time designate in writing to the other, and shall be deemed given as of the date of the delivery or mailing.

    18.     WAIVER OR BREACH

It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

    19.     ENTIRE AGREEMENT AND BINDING EFFECT

This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, heirs, distributors, successors and assigns. Notwithstanding the foregoing, all prior agreements, if any, between Executive and the Company relating to the confidentiality of information, trade secrets and patents shall not be affected by this Agreement.

    20.     SURVIVAL

The termination of Executive’s employment hereunder shall not affect the enforceability of Sections 7, 8, 10, 12, 13 and 14 hereof.

    21.     FURTHER ASSURANCES

The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

    22.     HEADINGS

The section headings appearing in this Agreement are for the purposes of easy reference and shall not be considered a part of this Agreement or in any way modify, demand or affect its provisions.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

ZYGO CORPORATION
By: /s/ J. Bruce Robinson
J. Bruce Robinson, Chief Executive Officer

EXECUTIVE:

/s/ Walter A. Shephard
Walter A. Shephard